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                                                                  EXHIBIT 99.1



                               N E W S  R E L E A S E


(KING PHARMACEUTICALS LOGO)

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


                       KING PHARMACEUTICALS RESPONDS TO
                    LETTER TO ANDA APPLICANTS FOR SKELAXIN(R)

BRISTOL, TENNESSEE, MARCH 12, 2004 - King Pharmaceuticals, Inc. (NYSE:KG) reported that on March 9, 2004, the Company received a copy of a letter from the U.S. Food and Drug Administration ("FDA") to all Abbreviated New Drug Application ("ANDA") applicants for a generic equivalent to the Company's approved product Skelaxin(R) 400 mg (metaxalone). The letter stated that ANDA applicants may delete the use listed in the FDA's publication entitled "Approved Drug Products with Therapeutic Equivalence Evaluations" (commonly known as the "Orange Book") for U.S. Patent No. 6,407,128 ("the `128 patent") from their product labeling. Skelaxin(R) is a muscle relaxant, indicated for the relief of discomforts associated with acute, painful musculoskeletal conditions.

The Company believes that this decision is arbitrary, capricious, and inconsistent with the FDA's previous position on this issue. Accordingly, King plans to pursue its administrative and legal remedies. The Company is currently assessing its legal options and may request the FDA to reinstate its previous policy on this issue and not approve any ANDAs that delete such use from their product labeling.

Kyle P. Macione, President of King, stated, "In view of the FDA's previous position on this issue, we believe this decision by the FDA is inconsistent and without basis. Because this action is extraordinary and unprecedented under these circumstances, the FDA should recognize the safety and efficacy issues surrounding its decision and reinstate its previous policy."

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

This release contains forward-looking statements, which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the Company's plans to pursue its administrative and legal remedies in response to the FDA's decision to allow ANDA applicants to delete the use listed in the Orange Book for the 128 Patent from their product labeling. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on King pursuing the Company's administrative and legal remedies in response to the FDA's decision to allow ANDA applicants to delete the use listed in the Orange Book for the 128 Patent from their




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product labeling. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the third quarter ended September 30, 2003, which are on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.



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                                    CONTACT:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125












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        KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620